Exhibit 99.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of September 2, 2005 (the "Effective Date") by and between Charter Communications, Inc., a Delaware corporation ("Charter"), and Paul E. Martin, an individual (the "Executive"). For purposes of this Agreement, except with respect to Charter’s obligations to Executive, the term "Company" includes Charter and all direct and indirect subsidiaries and controlled affiliates,

W I T N E S S E T H:

WHEREAS:

(1)	Charter and Executive desire for Executive to be employed by Charter upon and subject to the terms and conditions set forth in this Agreement;
(2)
If Executive is currently employed by the Company, then Executive is willing and desires to be employed by Charter under the terms of this Agreement in lieu of any prior terms and conditions applicable to such existing employment;

(3)	Executive (whether a prospective or existing employee) is willing and desires to accept employment with Charter hereafter upon and subject to the terms of this Agreement; and
(4)	Executive’s agreement to the terms and conditions of Sections 6 and 7 are a material and essential condition of Executive’s employment with Charter hereafter under the terms of this Agreement;

Now, Therefore, in consideration of the premises, and the promises and agreements set forth below, the parties, intending to be legally bound, agree as follows:

1. Employment Terms and Duties.

1.1 Employment. Charter hereby employs Executive in an executive capacity, and Executive hereby accepts employment by Charter as an executive, upon the terms and conditions set forth in this Agreement and under a relationship of trust and confidence.

1.2 Term. Executive’s employment under this Agreement commences as of the Effective Date and unless earlier terminated pursuant to the provisions of Section 5 below, shall terminate on the second anniversary of the Effective Date (the "Term"). If Executive continues in Charter’s employ thereafter, Executive’s employment shall be on an at will basis, and only the provisions of Sections 6-7, and provisions directly related to their enforcement, shall continue to have any application or effect.

1.3 Duties. Executive is employed in an executive capacity to perform such executive, managerial and administrative duties as are assigned or delegated to Executive from time to time by the President and/or Chief Executive Officer or designee thereof. Executive will devote substantially all Executive’s business time and attention to the business of the Company, will act in good faith to promote the success of the Company’s business, and will cooperate fully with the Executive Officers of Charter and the Board of Directors of Charter in the advancement of the best interests of the Company. Executive will perform Executive’s duties to the best of Executive’s abilities using Executive’s best efforts and in accordance with applicable law, and will comply with and carry out all Company policies and codes of conduct. Executive will travel from time to time to the extent reasonably necessary to the performance of Executive's duties hereunder. Nothing in this Section 1.3, however, will prevent Executive from engaging in additional activities in connection with personal investments and community affairs that are not inconsistent with Executive’s duties under this Agreement (which community affairs shall be disclosed to and subject to approval by the President and/or Chief Executive Officer and/or Chief Operating Officer and/or Chairman of the Board of Directors); provided such activities do not create the appearance of or an actual conflict of interest and do not violate any other provisions of this Agreement.

1.4 Service for Subsidiaries And Affiliates; Indemnification. Executive may be nominated and appointed to one or more boards of directors and to one or more offices of subsidiaries and affiliates of Charter during Executive’s employment. While serving as a director or as an officer of any such subsidiary or affiliate, or performing any duties for any such subsidiary or affiliate, Executive will serve and fulfill all duties without additional compensation. Executive will be covered in such capacities by any directors and officers insurance policy Charter may have in place from time to time and by the Company’s indemnification policies as may be in effect from time to time, as applicable.

2. Compensation.

2.1 Basic Compensation. Starting the Effective Date, Executive will be paid a base salary at an annual rate of $240,625 (the "Salary") during Executive’s employment. The Salary will be payable in equal periodic installments according to Charter’s customary payroll practices, but no less frequently than monthly. The Salary may be increased during the Term of Executive’s employment by the "Board" (the term "Board" meaning, whenever used herein, the Board of Directors of Charter or the Compensation Committee or other designated committee of the Board of Directors of Charter), but shall not be reduced below the rate set forth above without Executive’s written consent. When increased or decreased in accordance with the terms of this Agreement, the new minimum base annual salary shall be deemed Executive’s "Salary" for all purposes of this Agreement.

2.2 Incentive Compensation. During Executive’s employment, Executive shall be entitled to participate in an incentive bonus program established by the Board to measure and reward management for the financial performance of Charter that applies to senior executive officers of Charter generally, excluding any specific incentive or bonus plan that may be developed by the Board for the President and/or Chief Executive Officer and/or Chief Operating Officer and/or another Executive Officer of Charter, and (unless specifically designated as a participant in such plan by the Board, in their sole discretion) excluding participation in the Charter Communications, Inc. 2005 Cash Award Plan. In all cases, the payment of any incentive compensation shall be at the discretion of the Board, which may consider any factors it deems relevant, including the assessment of the performance of Executive and Charter during the relevant time period. The terms of any incentive compensation or bonus plan and any payouts or awards thereunder shall be established and determined from time to time by the Board in its discretion. In no event, however, shall payment of any such amount be made later than two and one-half months after the end of the calendar year in which all conditions to payment are satisfied and the amount otherwise was determined to be payable.

2.3. Equity Awards.

(a) Restricted Stock. During Executive’s employment, Executive shall be eligible to receive awards of restricted shares of Charter common stock subject to the terms of Charter’s restricted stock plan and restricted stock agreement in the same manner as other similarly situated officers generally. The amount of such awards shall be determined by and at the discretion of the Board and may vary from officer to officer.

(b) Stock Options. During Executive’s employment, Executive shall be eligible to receive awards of option rights to acquire shares of Charter common stock subject to the terms of Charter’s stock option plan and normal stock option agreement in the same manner as other similarly situated officers. The amount of such awards shall be determined by and at the discretion of the Board and may vary from officer to officer.

2.4 Welfare Benefits. During Executive’s employment, Executive will be permitted to participate in such pension, profit sharing, bonus, life insurance, disability insurance, hospitalization, major medical, directors and officers indemnification or insurance policy, and other employee benefit plans of Charter that may be in effect from time to time generally for other senior executives of Charter having the same pay grade as Executive, all to the extent Executive is eligible under the terms of such plans (collectively, the "Benefits"). The Benefits shall be subject to change and discontinuation from time to time as the same may be changed or discontinued as to Charter employees in the same pay grade as Executive and/or Company employees generally.

2.5. Business Expenses and Perquisites. During Executive’s employment, Charter will promptly reimburse Executive (or pay directly to the supplier of services) for all reasonable and necessary out-of-pocket expenses actually incurred by Executive in connection with the performance of Executive's duties hereunder, (including without limitation, appropriate business entertainment activities, expenses incurred by Executive in attending approved conventions, seminars, and other business meetings, and promotional activities); in each case subject to Executive's furnishing Charter with evidence reasonably satisfactory to Charter (such as receipts) substantiating the claimed expenditures (such expenses being commensurate with the office and position of Executive and within budgetary limitations), subject to compliance with the terms of any expense reimbursement policy from time to time in effect (including with respect to pre-approvals), and subject to Executive providing Charter with such other information and documentation as may be necessary or required by Charter to deduct such expenses for purposes of the United States Internal Revenue Code of 1986, as amended (the "Code"). All such payments will be made no later than two and one-half months after the end of the calendar year in which Executive became entitled to receive such payment.

3. Facilities and Expenses. During Executive’s employment, Charter will furnish Executive office space, equipment, supplies, and such other facilities and personnel as Charter deems necessary or appropriate for the performance of Executive’s duties under this Agreement. Charter will pay Executive’s dues in such professional organizations as the President and/or Chief Executive Officer and/or Chief Operating Officer deems appropriate.

4.  Vacations and Holidays. Executive will be entitled to paid vacation in accordance with the vacation policies of Charter in effect for its executive officers from time to time. Vacation must be taken by Executive at such time or times as approved by the President and/or Chief Executive Officer and/or Chief Operating Officer and/or the designee thereof. Executive will also be entitled to the paid holidays as and to the extent set forth in Charter’s policies as the same may change from time to time for employees generally.

5. Termination.

5.1.  Events of Termination. Executive’s employment, Salary, Benefits, and Incentive Compensation, and any and all other rights of Executive under this Agreement (excluding accrued rights and benefits), will terminate prior to the expiration of the Term specified in Section 1.2:

(a)	upon the death of Executive;
(b)	upon the Disability of Executive (as defined in Section 5.2) immediately upon notice from either party to the other;
(c)	for Cause (as defined in Section 5.3), immediately upon notice from Charter to Executive, or at such later time as such notice may specify;
(d)	without Cause (as defined in Section 5.3), immediately upon notice from Charter to Executive, or at such later time as such notice may specify;
(e)	for Good Reason (as defined in Section 5.4) upon not less than thirty days’ (nor more than ninety (90) days) prior notice from Executive to Charter; or
(f)	without Good Reason, immediately upon notice from Executive to Charter.

5.2. Definition of "Disability." For purposes of Section 5.1, and this Agreement, Executive will be deemed to have a "Disability" if, due to illness, injury or a physical or medically recognized mental condition, (a) Executive is unable to perform Executive’s duties under this Agreement with reasonable accommodation for 120 consecutive days, or 180 days during any twelve month period, as determined in accordance with this Section 5.2, or (b) Executive is considered disabled for purposes of receiving / qualifying for long term disability benefits under any group long term disability insurance plan or policy offered by Charter in which Executive participates. The Disability of Executive will be determined by a medical doctor selected by written agreement of Charter and Executive upon the request of either party by notice to the other, or (in the case of and with respect to any applicable long term disability insurance policy or plan) will be determined according to the terms of the applicable long term disability insurance policy / plan. If Charter and Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether Executive has a Disability. The determination of the medical doctor selected under this Section 5.2 will be binding on both parties. Executive must submit to a reasonable number of examinations by the medical doctor making the determination of Disability under this Section 5.2, and to other specialists designated by such medical doctor, and Executive hereby authorizes the disclosure and release to Charter of such determination and all supporting medical records. If Executive is not legally competent, Executive’s legal guardian or duly authorized attorney-in-fact will act in Executive’s stead under this Section 5.2 for the purposes of submitting Executive to the examinations, and providing the authorization of disclosure, required under this Section 5.2.

5.3. Definition of "Cause." For purposes of Section 5.1, and this Agreement, the term "Cause" means:

(a)  Executive’s breach of a material obligation or representation under this Agreement or breach of any fiduciary duty to Charter; or any act of fraud or knowing misrepresentation or concealment on behalf of or to Charter or the Board of Directors;

(b) Executive’s failure to adhere in any material respect to (i) any Company Code of Conduct in effect from time to time and applicable to officers and/or employees generally, or (ii) any written Company policy, if such policy is material to the effective performance by Executive of the Executive’s duties under this Agreement, and if Executive has been given a reasonable opportunity to cure this failure to comply within a period of time which is reasonable under the circumstances but not more than the thirty (30) day period after written notice of such failure is provided to Executive; provided that if Executive cures this failure to comply with such a policy and then fails again to comply with the same policy, no further opportunity to cure that failure shall be required;

(c)  Executive’s failure or refusal to perform any lawful duty or assignment; or the appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company (other than through stock options, bonuses and other incentives provided by Charter to Executive);

(d)  Executive’s misappropriation (or attempted misappropriation) of any of the Company’s funds or property; or any breach of fiduciary duty to the Company or any plan or program sponsored by the Company;

(e)  Executive’s conviction of, the entering of a guilty plea or plea of nolo contendere or no contest (or the equivalent), or entering into any pretrial diversion program or agreement or suspended imposition of sentence, with respect to either a felony or a crime that adversely affects the Company or its reputation; or the institution of criminal charges against Executive, which are not dismissed within sixty (60) days after institution, for fraud, embezzlement, any offense involving dishonesty or constituting a breach of trust, or any felony (including without limitation a crime in any jurisdiction other than the United States or any state thereof in which Company does business which would constitute such a felony under the laws of the United States or any state thereof);

(f)  Executive’s admission of liability of, or finding of liability for, the violation of any "Securities Laws." As used herein, the term "Securities Laws" means any federal or state law, rule or regulation governing generally the issuance or exchange of securities, including without limitation the Securities Act of 1933, the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder;

(g)   conduct by Executive in connection with Executive’s employment that constitutes gross neglect of any duty or responsibility, willful misconduct, or recklessness;

(h)  Executive’s illegal possession or use of any controlled substance, or excessive use of alcohol at a work function, in connection with Executive’s duties, or on Company premises; "excessive" meaning either repeated unprofessional use or any single event of consumption giving rise to significant intoxication or unprofessional behavior; or

(i)  Executive’s material violation of any federal, state or local law that may result in a direct or indirect financial loss to the Company or damage the Company’s reputation.

If Executive commits or is charged with committing any offense of the character or type specified in Section 5.3 (e), (f) or (i) above, then Charter at its option may suspend the Executive with or without pay. If the Executive subsequently is convicted of, pleads guilty or nolo contendere (or equivalent plea) to, or enters into any type of suspended imposition of sentence or pretrial diversion program with respect to, any such offense (or any matter that gave rise to the suspension), the Executive shall immediately repay any and all other compensation or other amounts paid hereunder from the date of the suspension, and (x) (unless otherwise precluded by or because of the terms of the applicable plan) any of the restricted stock or options that vested after the date of such suspension shall forthwith be cancelled, and (y) if any such stock options, the shares subject thereto, or the restricted shares that vested during such time period have theretofore been sold by Executive, the cash value thereof shall be repaid to Charter immediately.

5.4. Definition of "Good Reason." For purposes of Section 5.1, and this Agreement, the term "Good Reason" shall mean (a) any reduction in Executive’s Salary except as permitted hereunder, or (b) instruction to relocate Executive’s primary workplace to a location that is more than fifty (50) miles from the office where Executive is initially assigned to work as Executive’s principal office, or outside the greater metropolitan area where such office is located, whichever is greater; in each case if Executive objects in writing within 10 days, unless Charter retracts the reduction in Salary or instruction to relocate within 30 days following Charter’s receipt of timely written objection from Executive.

5.5. Termination Pay. Effective upon the termination of Executive’s employment, Charter will be obligated to pay Executive (or, in the event of Executive’s death, the Executive’s designated beneficiary as defined below) only such compensation as is provided in this Section 5.5 and in Section 4, except to the extent otherwise provided for in any Charter stock incentive or stock option plan, or any Charter cash award plan (including, among others, the 2005 Executive Cash Award Plan), approved by the Board. For purposes of this Section 5.5, Executive’s designated beneficiary will be such individual beneficiary or trust, located at such address, as Executive may designate by notice to Charter from time to time or, if Executive fails to give notice to Charter of such a beneficiary, Executive’s estate. Notwithstanding the preceding sentence, Charter will have no duty, in any circumstances, to attempt to open an estate on behalf of Executive, to determine whether any beneficiary designated by Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person purporting to act as Executive’s personal representative (or the trustee of a trust established by Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

5.5.1. Termination by Executive for Good Reason or by Charter without Cause. If prior to expiration of the Term, Executive terminates Executive’s employment for Good Reason, or Charter terminates Executive’s employment other than for Cause (but not because of the Disability or death of Executive), Executive will be entitled to receive on and subject to the conditions of this Agreement:

(a) Executive’s then-existing Salary for the remainder of the Term specified in Section 1.2, or a period of twelve (12) months, whichever is greater. Subject to the provisions of Section 5.6, this amount (the "Separation Payment") will be paid over the period of time used to calculate the Separation Payment (i.e., the balance of the Term at the time employment terminated or twelve (12) months, whichever was greater) in equal bi weekly instalments on the Company’s regular pay days for executives, and commencing with the first payday after all conditions in Section 5.6 are satisfied; provided that, to the extent required to avoid the tax consequences of Section 409A of the Code, the first payment shall cover all payments scheduled to be made to Executive during the first six (6) months after the date Executive’s employment terminates, and the first such payment shall be delayed until the day after the six (6) month anniversary of the date Executive’s employment terminates.

(b) the amount of Executive’s incentive compensation for the year during which the termination is effective (prorated for the period from the beginning of the year in question until the effective date of termination) if and to the extent a bonus otherwise is payable under the terms of the applicable incentive bonus plan as determined by the Board, based upon results for the entire year. This amount will be payable as and when incentive compensation under such plan for the year in question is paid to other participants generally but not later than two and one-half months after the end of the calendar year in which the termination is effective. The Board shall determine the amount of any such bonus and/or the extent to which any such bonus has been earned under the plan, in its sole discretion, considering results for the entire year and not just the period of Executive’s employment;

(c) all reasonable expenses Executive has incurred in the pursuit of Executive's duties under this Agreement through the date of termination which are payable under and in accordance with this Agreement;

(d) a lump sum payment (net after deduction of taxes and other required withholdings) equal to (i) the greater of the number of full months remaining in the Term at the time Executive’s employment terminated, or twelve (12), times (ii) the monthly cost, at the time Executive’s employment terminated, for Executive to receive under COBRA the paid coverage for health, dental and vision benefits then being provided for Executive at the Company’s cost at the time Executive’s employment terminated. This amount will be paid at the same time the payment is made under Section 5.5.1 (a), and will not take into account future increases in costs during the applicable time period; and

(e)  to the extent authorized and permitted by the terms of the applicable plan, any stock options and restricted stock previously awarded to Executive will continue to vest under such plan for the period of time immediately following termination of Executive’s employment that is equal to the period of time used to calculate the payment under Section 5.5.1 (a). This period of time qualifies, in the case of a payment under Section 5.5.1, as the period of time during which Executive is receiving severance for purposes of Section 5.4 of the Charter Communications, Inc. 2001 Stock Incentive Plan, as amended, and any applicable stock option or restricted stock agreement signed pursuant to a grant under such plan (and the payment specified in Section 5.5.1 (a) above qualifies as "severance" for purposes of Section 5.4 of the Charter Communications, Inc. 2001 Stock Incentive Plan.

Executive shall be entitled to no other compensation or benefits except as expressly provided in this paragraph.

5.5.2. Termination by Executive without Good Reason or by Charter for Cause. If prior to the expiration of the Term or thereafter, Executive terminates Executive’s employment prior to expiration of the Term without Good Reason or if Charter terminates this Agreement for Cause, Executive will be entitled to receive Executive’s then-existing Salary only through the date such termination is effective and will be reimbursed for all reasonable expenses Executive has incurred in the pursuit of Executive's duties under this Agreement through the date of termination which are payable under and in accordance with this

Agreement. Any unvested options and shares of restricted stock shall terminate as of the date of termination unless otherwise provided for in any applicable plan or award agreement. Executive shall be entitled to no other compensation or benefits except as expressly provided in this paragraph.

5.5.3. Termination upon Disability. If prior to the expiration of the Term, Executive’s employment is terminated by either party as a result of Executive’s Disability, as determined under Section 5.2, Charter will pay Executive his or her then-existing Salary through the remainder of the calendar month during which such termination is Effective and for the lesser of (i) six consecutive months thereafter, or (ii) the date on which any disability insurance benefits commence under any disability insurance coverage furnished by Charter to Executive. Any unvested options and shares of restricted stock shall terminate upon a termination for Disability unless otherwise provided for in any applicable plan or award agreement. Executive shall be entitled to no other compensation or benefits except as expressly provided in this paragraph.

5.5.4. Termination upon Death. If Executive’s employment terminates because of Executive’s death, Executive will be entitled to receive Executive’s then-existing Salary through the end of the calendar month in which the death occurs and shall be paid for all reasonable expenses Executive has incurred in the pursuit of Executive's duties under this Agreement through the date of termination which are payable under and in accordance with this Agreement. Any unvested options and shares of restricted stock shall terminate upon Death unless otherwise provided for in any applicable plan or award agreement. Executive shall be entitled to no other compensation or benefits except as expressly provided in this paragraph.

5.5.5. Benefits. Except as otherwise required by law, Executive’s accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of employment, and Executive will be entitled to accrued benefits pursuant to such plans only as provided in such plans.

5.6. Conditions To Payments. To be eligible to receive (and continue to receive) and retain the payments and benefits described in Sections 5.5.1 (a) - (e), Executive must comply with the provisions of Sections 6 and 7 and first execute and deliver to Charter, and comply with, an agreement, in form and substance satisfactory to Charter, effectively releasing and giving up all claims Executive may have against Charter or any of its subsidiaries or affiliates (and each of their respective controlling shareholders, employees, directors, officers, plans, fiduciaries, insurers and agents) arising out of or based upon any facts or conduct occurring prior to that date. The agreement will be prepared by Charter, will be based upon the standard form (if any) then being utilized by Charter for executive separations when severance is being paid, and will be provided to Executive at the time Executive’s employment is terminated or as soon as administratively practicable thereafter (not to exceed five (5) business days). The agreement will require Executive to consult with Company representatives, and voluntarily appear as a witness for trial or deposition (and to prepare for any such testimony) in connection with, any claim which may be asserted by or against Charter, any investigation or administrative proceeding, any matter relating to a franchise, or any business matter concerning Charter or any of its transactions or operations. A copy of the current standard form being used by Charter for executive separations when severance is being paid has been provided to Executive or is attached to this Agreement as Exhibit 1. It is understood that the final document may not contain provisions specific to the release of a federal age discrimination claim if Executive is not at least forty (40) years of age, and may be changed as Charter’s chief legal counsel considers necessary and appropriate to enforce the same, including provisions to comply with changes in applicable laws and recent court decisions. Payments under and/or benefits provided by Sections 5.5.1 (a) - (e) will not be made unless and until Executive executes and delivers that agreement to Charter within twenty-one (21) days after delivery of the document (or such lesser time as Charter’s chief legal counsel may specify in the document) and all conditions to the effectiveness of that agreement and the releases contemplated thereby have been satisfied (including without limitation the expiration of any applicable revocation period without revoking acceptance). It is understood and agreed that if a form of agreement called for by this Section 5.6 is not presented to Executive within forty-five (45) days after Executive’s employment terminated, then the requirement that Executive executes and delivers that agreement will be deemed to be satisfied.

6. Non-Disclosure Covenant; Employee Inventions.

6.1. Acknowledgments by Executive. Executive acknowledges that (a) during the Employment Period and as a part of Executive’s employment, Executive will be afforded access to Confidential Information (as defined below); (b) public disclosure of such Confidential Information could have an adverse effect on the Company and its business; (c) because Executive possesses substantial technical expertise and skill with respect to the Company’s business, Charter desires to obtain exclusive ownership of each invention by Executive, and Charter will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each invention by Executive; and (d) the provisions of this Section 6 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide Charter with exclusive ownership of all inventions and works made or created by Executive.

6.2. Confidential Information. (a) The Executive acknowledges that during the Term Executive will have access to and may obtain, develop, or learn of Confidential Information (as defined below) under and pursuant to a relationship of trust and confidence.  The Executive shall hold such Confidential Information in strictest confidence and never at any time, during or after Executive’s employment terminates, directly or indirectly use for Executive’s own benefit or otherwise (except in connection with the performance of any duties as an employee hereunder) any Confidential Information, or divulge, reveal, disclose or communicate any Confidential Information to any unauthorized person or entity in any manner whatsoever.

As used in  this Agreement, the term "Confidential Information" shall include, but not be limited to, any of the following information relating to Company learned by the Executive during the Term or as a result of Executive’s employment with Charter:

(a)  information regarding the Company’s business proposals, manner of the Company’s operations, and methods of selling or pricing any products or services;

(b)  the identity of persons or entities actually conducting or considering conducting business with the Company, and any information in any form relating to such persons or entities and their relationship or dealings with the Company or its affiliates;

(c)  any trade secret or confidential information of or concerning any business operation or business relationship;

(d)  computer databases, software programs and information relating to the nature of the hardware or software and how said hardware or software are used in combination or alone;

(e)  information concerning Company personnel, confidential financial information, customer or customer prospect information, information concerning subscribers, subscriber and customer lists and data, methods and formulas for estimating costs and setting prices, engineering design standards, testing procedures, research results (such as marketing surveys, programming trials or product trials), cost data (such as billing, equipment and programming cost projection models), compensation information and models, business or marketing plans or strategies, deal or business terms, budgets, vendor names, programming operations, product names, information on proposed acquisitions or dispositions, actual performance compared to budgeted performance, long-range plans, internal financial information (including but not limited to financial and operating results for certain offices, divisions, departments, and key market areas that are not disclosed to the public in such form), results of internal analyses, computer programs and programming information, techniques and designs, and trade secrets;

(f) information concerning the Company’s employees, officers, directors and shareholders; and

(g) any other trade secret or information of a confidential or proprietary nature.

Executive shall not make or use any notes or memoranda relating to any Confidential Information except for the benefit of the Company, and will, at Charter’s request, return each original and every copy of any and all notes, memoranda, correspondence, diagrams or other records, in written or other form, that Executive may at any time have within his possession or control that contain any Confidential Information.

Notwithstanding the foregoing, Confidential Information shall not include information which has come within the public domain through no fault of or action by Executive or which has become rightfully available to Executive on a non-confidential basis from any third party, the disclosure of which to Executive does not violate any contractual or legal obligation such third party has to the Company or its affiliates with respect to such Confidential Information. None of the foregoing obligations and restrictions applies to any part of the Confidential Information that Executive demonstrates was or became generally available to the public other than as a result of a disclosure by Executive or by any other person bound by a confidentiality obligation to the Company in respect of such Confidential Information.

Executive will not remove from the Company’s premises (except to the extent such removal is for purposes of the performance of Executive’s duties at home or while traveling, or except as otherwise specifically authorized by Charter) any Company document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). Executive recognizes that, as between Charter and Executive, all of the Proprietary Items, whether or not developed by Executive, are the exclusive property of the Company. Upon termination of Executive’s employment by either party, or upon the request of Charter during the Term, Executive will return to Charter all of the Proprietary Items in Executive’s possession or subject to Executive’s control, and Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

6.3. Proprietary Developments.

6.3.1.  Any and all inventions, products, discoveries, improvements, processes, methods, computer software programs, models, techniques, or formulae (collectively, hereinafter referred to as "Developments"), made, conceived, developed, or created by Executive (alone or in conjunction with others, during regular work hours or otherwise) during Executive’s employment, which may be directly or indirectly useful in, or relate to, the business conducted or to be conducted by the Company will be promptly disclosed by Executive to Charter and shall be Charter’s exclusive property. The term "Developments" shall not be deemed to include inventions, products, discoveries, improvements, processes, methods, computer software programs, models, techniques, or formulae which were in the possession of Executive prior to the Term. Executive hereby transfers and assigns to Charter all proprietary rights which Executive may have or acquire in any Developments and Executive waives any other special right which the Executive may have or accrue therein. Executive will execute any documents and to take any actions that may be required, in the reasonable determination of Charter’s counsel, to effect and confirm such assignment, transfer and waiver, to direct the issuance of patents, trademarks, or copyrights to Charter with respect to such Developments as are to be Charter’s exclusive property or to vest in Charter title to such Developments; provided, however, that the expense of securing any patent, trademark or copyright shall be borne by Charter.  The parties agree that Developments shall constitute Confidential Information.

6.3.2. "Work Made for Hire." Any work performed by Executive during Executive's employment with Charter shall be considered a "Work Made for Hire" as defined in the U.S. Copyright laws, and shall be owned by and for the express benefit of Charter. In the event it should be established that such work does not qualify as a Work Made for Hire, Executive agrees to and does hereby assign to Charter all of Executive’s right, title, and interest in such work product including, but not limited to, all copyrights and other proprietary rights.

6.3.3. Cooperation. Both during the Term and thereafter, Executive shall fully cooperate with Company in the protection and enforcement of any intellectual property rights that relate to services performed by Executive for Company, whether under the terms of this Agreement or prior to the execution of this Agreement. This shall include without limitation executing, acknowledging, and delivering to Company all documents or papers that may be necessary to enable Company to publish or protect such intellectual property rights. Charter shall bear all costs in connection with Executive's compliance with the terms of this section.

7. Non-Competition and Non-Interference.

7.1. Acknowledgments by Executive. Executive acknowledges and agrees that: (a) the services to be performed by Executive under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) the Company competes with other businesses that are or could be located in any part of the United States; and (c) the provisions of this Section 7 are reasonable and necessary to protect the Company’s business and lawful protectable interests, and do not impair Executive’s ability to earn a living.

7.2. Covenants of Executive. For purposes of this Section 7.2, the term "Restricted Period" shall mean the period commencing on the Effective Date and terminating on the later of (i) the second anniversary (or, in the case of Section 7.2 (a), the first anniversary), of the date Executive’s employment terminated, or (ii) the end of the Term. In addition, the "Restricted Period" also shall encompass any period of time from whichever anniversary date is applicable until and ending on the last date Executive is to be paid any payment under Section 5.5. In consideration of the acknowledgments by Executive, and in consideration of the compensation and benefits to be paid or provided to Executive by Charter, Executive covenants and agrees that during the Restricted Period, the Executive will not, directly or indirectly, for Executive’s own benefit or for the benefit of any other person or entity other than the Company:

(a)  in the United States or any other country or territory where the Company then conducts its business: engage in, operate, finance, control or be associated with a "Competitive Business" (defined below); serve as an officer or director of a Competitive Business (regardless of where Executive then lives or conducts such activities); perform any work as an employee, consultant, contractor, or in any other capacity with, a Competitive Business; directly or indirectly invest or own any interest in a Competitive Business (regardless of where Executive then lives or conducts such activities); or directly or indirectly provide any services or advice to a any business, person or entity who or which is engaged in a Competitive Business. A "Competitive Business" is any business, person or entity who or which, anywhere within that part of the United States, or that part of any other country or territory, where the Company conducts business: owns or operates a cable television system, provides direct television or any satellite-based, telephone-based internet based or wireless system for delivering television, music or other entertainment programming, provides telephony services using cable connection, provides data or internet service, or offers, provides, markets or sells any service or product of a type that is offered or marketed by or directly competitive with a service or product offered or marketed by the Company at the time Executive’s employment terminates; or who or which in any case is preparing or planning to do so. The provisions of this Section 7.2(a) shall not be construed or applied (i) so as to prohibit Executive from owning not more than one percent (1%) of any class of securities that is publicly traded on any national or regional securities exchange, as long as Executive’s investment is passive and Executive does not lend or provide any services or advice to such business or otherwise violate the terms of this Agreement in connection with such investment; or (ii) so as to prohibit Executive from working as an employee in the cable television business for a company/business that owns or operates cable television franchises (by way of current example, Cox or Comcast), provided that the company/business is not providing cable services in any political subdivision/ geographic area where the Company has a franchise or provides cable services and the company/business is otherwise not engaged in a Competitive Business, and provided Executive does not otherwise violate the terms of this Agreement in connection with that work;

(b) contact, solicit or provide any service to any person or entity that was a customer franchisee, or prospective customer of the Company at any time during Executive’s employment (a prospective customer being one to whom the Company had made a business proposal within twelve (12) months prior to the time Executive’s employment terminated); or directly solicit or encourage any customer, franchisee or subscriber of the Company to purchase any service or product of a type offered by or competitive with any product or service provided by the Company, or to reduce the amount or level of business purchased by such customer, franchisee or subscriber from the Company; or take away or procure for the benefit of any competitor of the Company, any business of a type provided by or competitive with a product or service offered by the Company; or

(c)  solicit or recruit for employment, any person or persons who are employed by Charter or any of its subsidiaries or affiliates, or who were so employed at any time within a period of six (6) months immediately prior to the date Executive’s employment terminated, or otherwise interfere with the relationship between any such person and the Company; nor will the Executive assist anyone else in recruiting any such employee to work for another company or business or discuss with any such person his or her leaving the employ of the Company or engaging in a business activity in competition with the Company. This provision shall not apply to secretarial, clerical, custodial or maintenance employees;

(d) perform any work as an employee, consultant, contractor, or in any other capacity with, directly or indirectly invest or own any interest in, serve as an officer, director or advisor or consultant to, or directly or indirectly provide any services or advice to Cequel III (or any of its affiliates, or any entity invested in or owned or controlled by Cequel III or any of its principals, excluding publicly traded corporations in which such person(s) or entities own or control less than a 5% interest), or any company or business in which Cequel III or any of Cequel III’s principals own an interest (other than a publicly traded corporation in which such person(s) and entities own or control less than a 5% interest). It is understood that the principals of Cequel III are Jerry Kent and Howard Wood; or

(e) disparage or criticize, or make any derogatory or critical statement about, Charter or any of its subsidiaries or affiliates, or any of their respective present or former directors, officers, employees, or agents.

If Executive violates any covenant contained in this Section 7.2, then the term of the covenants in this Section shall be extended by the period of time Executive was in violation of the same.

7.3. Provisions Pertaining to the Covenants. Executive recognizes that the existing business of the Company extends throughout the United States and may extend hereafter to other countries and territories and agrees that the scope of Section 7.2 shall extend to the entire United States and any other country or territory where the Company hereafter operates or conducts business. It is agreed that the Executive’s services hereunder are special, unique, unusual and extraordinary giving them peculiar value, the loss of which cannot be reasonably or adequately compensated for by damages, and in the event of the Executive’s breach of this Section, Charter shall be entitled to equitable relief by way of injunction or otherwise. If any provision of Section 6 or 7 of this Agreement is deemed to be unenforceable by a court (whether because of the subject matter of the provision, the duration of a restriction, the geographic or other scope of a restriction or otherwise), that provision shall not be rendered void but the parties instead agree that the court shall amend and alter such provision to such lesser degree, time, scope, extent and/or territory as will grant Charter the maximum restriction on Executive’s activities permitted by applicable law in such circumstances. Charter’s failure to exercise its rights to enforce the provisions of this Agreement shall not be affected by the existence or non existence of any other similar agreement for anyone else employed by Charter or by Charter’s failure to exercise any of its rights under any such agreement.

7.4. Notices. In order to preserve Charter’s rights under this Agreement, Charter is authorized to advise any potential or future employer, any third party with whom Executive may become employed or enter into any business or contractual relationship with, and any third party whom Executive may contact for any such purpose, of the existence of this Agreement and its terms, and Charter shall not be liable for doing so.

7.5. Injunctive Relief and Additional Remedy. Executive acknowledges that the injury that would be suffered by Charter as a result of a breach of the provisions of this Agreement (including any provision of Sections 6 and 7) would be irreparable and that an award of monetary damages to Charter for such a breach would be an inadequate remedy. Consequently, Charter will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and Charter will not be obligated to post bond or other security in seeking such relief. Without limiting Charter’s rights under this Section or any other remedies of Charter, if Executive breaches any of the provisions of Section 6 or 7, Charter will have the right to cease making any payments otherwise due to Executive under this Agreement.

7.6. Covenants of Sections 6 and 7 are Essential and Independent Covenants. The covenants by Executive in Sections 6 and 7 are essential elements of this Agreement, and without Executive’s agreement to comply with such covenants, Charter would not have entered into this Agreement or employed Executive. Charter and Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by Charter. Executive’s covenants in Sections 6 and 7 are independent covenants and the existence of any claim by Executive against Charter, under this Agreement or otherwise, will not excuse Executive’s breach of any covenant in Section 6 or 7. If Executive’s employment hereunder is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of Executive in Sections 6 and 7. Charter’s right to enforce the covenants in Sections 6 and 7 shall not be adversely affected or limited by the Company’s failure to have an agreement with another employee with provisions at least as restrictive as those contained in Sections 6 and 7, or by the Company’s failure or inability to enforce (or agreement not to enforce) in full the provisions of any other or similar agreement containing one or more restrictions of the type specified in Sections 6 or 7 of this Agreement.

8. Executive’s Representations And Further Agreements.

8.1. Executive represents, warrants and covenants to Charter that:

(a) Neither the execution and delivery of this Agreement by Executive nor the performance of any of Executive’s duties hereunder in accordance with the Agreement will violate, conflict with or result in the breach of any order, judgment, employment contract, agreement not to compete or other agreement or arrangement to which Executive is a party or is subject;

(b) On or prior to the date hereof, Executive has furnished to Charter true and complete copies of all judgments, orders, written employment contracts, agreements not to compete, and other agreements or arrangements restricting Executive’s employment or business pursuits, that have current application to Executive;

(c) Executive is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, and that prior to assenting to the terms of this Agreement, or giving the representations and warranties herein, he has been given a reasonable time to review it and has consulted with counsel of his choice; and

(d) Executive will not knowingly breach or violate any provision of any law or regulations or any agreement to which Executive may be bound.

(e)  Executive has not provided, nor been requested by Charter to provide, to Charter, any confidential or non public document or information of a former employer that constitutes or contains any protected trade secret, and will not use any protected trade secrets in connection with the Executive’s employment.

8.2. During and subsequent to expiration of the Term, the Executive will cooperate with Charter, and furnish any and all complete and truthful information, testimony or affidavits in connection with any matter that arose during the Executive’s employment, that in any way relates to the business or operations of the Company or any of its parent or subsidiary corporations or affiliates, or of which the Executive may have any knowledge or involvement; and will consult with and provide information to Charter and its representatives concerning such matters. Subsequent to the Term, the parties will make their best efforts to have such cooperation performed at reasonable times and places and in a manner as not to unreasonably interfere with any other employment in which Executive may then be engaged. Nothing in this Agreement shall be construed or interpreted as requiring the Executive to provide any testimony, sworn statement or declaration that is not complete and truthful. If Charter requires the Executive to travel outside the metropolitan area in the United States where the Executive then resides to provide any testimony or otherwise provide any such assistance, then Charter will reimburse the Executive for any reasonable, ordinary and necessary travel and lodging expenses incurred by Executive to do so provided the Executive submits all documentation required under Charter’s standard travel expense reimbursement policies and as otherwise may be required to satisfy any requirements under applicable tax laws for Charter to deduct those expenses. Nothing in this Agreement shall be construed or interpreted as requiring the Executive to provide any testimony or affidavit that is not complete and truthful.

9. General Provisions.

9.1. Binding Effect; Delegation of Duties Prohibited. Neither this Agreement nor any rights or obligations of Charter under this Agreement may be assigned or transferred by Charter except that such Agreement, rights and/or obligations may be assigned or transferred pursuant to a merger or consolidation, or the sale or liquidation of all or substantially all of the assets of Charter, provided that the assignee or transferee is the successor to all or substantially all of the assets of Charter and such assignee or transferee assumes the liabilities, obligations and duties of Charter, as contained in this Agreement, either contractually or as a matter of law. The duties and covenants of Executive under this Agreement, being personal, may not be assigned or delegated except that Executive may assign payments due hereunder to a trust established for the benefit of Executive's family or to Executive's estate or to any partnership or trust entered into by Executive and/or Executive's immediate family members (meaning, Executive's spouse and lineal descendants). Charter also shall have the right to delegate its duties under this Agreement and assign its rights under this Agreement to any subsidiary or affiliate, provided however, such assignment does not render this Agreement void or unenforceable. Any actual or attempted delegation or assignment in contravention of this Section 9.1 shall be null and void ab initio.

9.2. Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested). Notices and other communications under this Agreement shall be sent, in the case of Charter to the attention of the Chairman of the Board of Directors and General Counsel at Charter’s principal business office and, in the case of Executive, to the address or facsimile number set forth below (or to such other address or facsimile number as Executive may designate by notice to Charter):

_________________
_________________
_________________

9.3.  Entire Agreement; Amendments.

(a) This Agreement contains the entire agreement between the parties with respect to its subject matter and supersedes all prior oral and written communications, agreements and understandings between the parties with respect to terms and conditions of employment, including, without limitation, specifically that certain November 22, 2004 memorandum regarding severance guidelines for executives; provided, however, that this Agreement does not cancel any prior award agreement entered into by Executive pursuant to or under any stock option or restricted stock plan, nor relieve Executive of his or her obligations under any agreement concerning confidentiality of information, non competition, non solicitation of employees or customers, non disparagement or assignment of inventions. Superseding such other agreements shall be deemed to not be a termination thereunder. To the extent any terms of this Agreement conflict with the terms of any prior award agreement entered into by Executive pursuant to or under any stock option or restricted stock plan, the terms of this Agreement shall govern.

(b) Neither this Agreement nor any of its terms may be amended, added to, changed or waived except in a writing signed by Executive and the President and/or Chief Executive Officer of Charter or designee thereof. Notwithstanding anything herein to the contrary, Charter hereby reserves the right to unilaterally amend this Agreement as necessary to avoid the imposition of liability under or as a consequence of the application of the provisions of Section 409A of the Code.

(c) Executive shall not be entitled to, and waives any rights under or with respect to, severance or other benefits under any existing or future severance plans, policies, programs or guidelines established or published by Charter, including, but not limited to, that certain November 22, 2004 memorandum regarding severance guidelines for executives.

9.4. Survival, Captions. This Agreement shall inure to the benefit of Charter, its successors and assigns. This Agreement shall survive the termination of Executive’s employment. The captions used in this Agreement do not limit the scope of the provisions. And shall not be used to interpret the meaning of the terms of this Agreement. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

9.5. Governing Law; Jurisdiction and Venue. This Agreement is deemed to be accepted and entered into in the State of Missouri and shall be governed by and construed and interpreted according to the internal laws of the State of Missouri without reference to conflicts of law principles. In any suit to enforce this Agreement, venue and jurisdiction is proper in the St. Louis County Circuit Court and (if federal jurisdiction exists) the U.S. District Court for the Eastern District of Missouri, and Executive waives all objections to jurisdiction in any such forum and any defense or claim that either such forum is not a proper forum, is not the most convenient forum, or is an inconvenient forum.

9.6. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.

Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

9.7 Counterparts; Effective by Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement may be executed by facsimile signatures.

9.8. Successors; Binding Agreement. Subject to the provisions of Section 9.1, this Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of Executive and successors and assigns of Charter. Other than Company and Executive, and, subject to Section 9.1 hereof, their respective successors and assigns, there are no intended beneficiaries of this Agreement.

9.9. Withholding Taxes; Delay In Payments. Company may withhold from any amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation. In no event shall Charter be required to make, or Executive be required to receive, any payment called for by this Agreement if such payment at that time shall result in the application of the tax consequences spelled out in Section 409A of the Code. In that case, payment will be made at such time as will not result in the imposition of any adverse tax consequences spelled out in Section 409A of the Code.

9.10. General Satisfaction. Except as otherwise specified in this Agreement, this Agreement supersedes and replaces any prior employment or other agreement between Executive and Charter, and Charter shall not have any further liability arising out or in connection with any such prior agreement, whether oral or written, made on or before the Effective Time with or for the benefit of Executive.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

CHARTER COMMUNICATIONS, INC.

By: /s/ Lynne F. Ramsey
Name: Lynne F. Ramsey
Title: Senior Vice President, Human Resources

/s/ Paul E. Martin
Name: Paul E. Martin